Exhibit 5.1

April 1, 2024 ACRES Commercial Realty Corp. 390 RXR Plaza Uniondale, New York 11556 Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to ACRES Commercial Realty Corp, a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the 1933 Act, by the Company of the following securities (collectively the “Securities”): (a) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), of which up to 671,110 shares of Common Stock may be sold by a current stockholder of the Company (the “Selling Stockholder Shares”); (b) one or more series of shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may be convertible into Common Stock; (c) interests in shares of Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more bank or trust company to be named in the applicable Deposit Agreements; (d) senior or subordinated debt securities of the Company which may be issued in one or more series (“Debt Securities”) under the Company’s base indenture dated August 16, 2021 with Computershare Trust Company, National Association (formerly with Wells Fargo Bank, National Association), as trustee, filed as an exhibit to the Registration Statement, or through a new senior indenture with any other trustee as may be named in the applicable prospectus supplement, a form of which is filed as an exhibit to the Registration Statement (jointly, the “Indentures”); (e) warrants (“Warrants”) to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities, or any combination of the foregoing, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more bank or trust company as warrant agent to be named in the applicable Warrant Agreements; and (f) units (“Units”), each consisting of a purchase contract (collectively, the “Purchase Contracts”) and Debt Securities, Common Stock or Preferred Stock (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable Purchase Contract Agreements. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

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In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration, sale and issuance of the Securities, certified as of the date hereof by an officer of the Company;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the sale and issuance of the Selling Stockholder Shares to the initial purchaser thereof, certified as of the date hereof by an officer of the Company;

6. The form of certificate representing a share of Common Stock, certified as of the date hereof by an officer of the Company;

7. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

8. A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

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2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. Prior to the issuance of the Securities, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law (the “MGCL”), if applicable.

6. Prior to the issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock.

7. Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Charter, the Bylaws and applicable law. In the alternative, if the Company does not issue certificates representing shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the MGCL for any such shares to be issued, on request by a stockholder of the Company.

8. Any Depositary Shares will be issued under a valid and legally binding Deposit Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

9. Appropriate Receipts representing Depositary Shares will be executed and delivered prior to or upon the sale and issuance of any Depositary Shares, and will comply with the Charter, the Bylaws, the applicable Deposit Agreement and applicable law.

10. Any Debt Securities will be issued under a valid and legally binding Indenture that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

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11. Any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

12. Any Units will be issued under a valid and legally binding Purchase Contract Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

13. The underwriting agreements for offerings of the Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. With respect to shares of Common Stock, when (a) shares of Common Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) the terms of the sale and issuance of shares of Common Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to shares of Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly adopted by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

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4. With respect to any shares of Common Stock or Preferred Stock to be issued upon conversion of shares of Preferred Stock, when (a) if applicable, Articles Supplementary for shares of Preferred Stock to be issued has been authorized by the Board, executed and duly filed with the SDAT, and (b) such shares of Common Stock or Preferred Stock, as the case may be, have been issued and delivered in accordance with the terms of the applicable Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be duly authorized.

5. With respect to any Depositary Shares, when (a) Depositary Shares and shares of Preferred Stock for which Depositary Shares are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) appropriate Articles Supplementary relating to such class or series of Preferred Stock have been duly adopted by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) a Deposit Agreement relating to Depositary Shares has been duly authorized, executed and delivered by the Company, (e) the terms of Depositary Shares and related Receipts of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the shares of Preferred Stock for which Depositary Shares are exercisable will be duly authorized.

6. With respect to any Debt Securities, when (a) such Debt Securities, including the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture, have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) the Indenture relating to such Debt Securities, including a supplemental indenture or officer’s certificate establishing the form and terms of such series of such Debt Securities, has been duly authorized, executed and delivered by the Company, (d) the terms of such Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

7. With respect to the Warrants, when (a) Warrants and shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and each party thereto, (d) the terms of the Warrants and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable will be duly authorized.

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8. With respect to any Units, when (a) such Units have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) a Purchase Contract Agreement relating to such Units has been duly authorized, executed and delivered by the Company, (d) the terms of Units and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Purchase Contract Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Units have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor as been received by the Company, such Units will be duly authorized.

9. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion is limited to the substantive laws of the State of Maryland, including the MGCL, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the MGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Best regards,

/s/ WOMBLE BOND DICKINSON (US) LLP
WOMBLE BOND DICKINSON (US) LLP

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